Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement No. 333-249232 on Form S-8 of Waterstone Financial, Inc. of our report dated February 28, 2023, relating to the consolidated statements of operations, comprehensive income, changes in shareholders’ equity, and cash flows for the year ended December 31, 2022, appearing in this Annual Report on Form 10-K of Waterstone Financial, Inc.

/s/ CliftonLarsonAllen LLP

CliftonLarsonAllen LLP

Milwaukee, Wisconsin

February 28, 2025